Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 124 and Amendment No. 127 to the Registration Statement on Form N-1A of GraniteShares ETF Trust regarding the Prospectus and Statement of Additional Information of GraniteShares YieldBOOST ADBE ETF, GraniteShares YieldBOOST GOOGL ETF, GraniteShares YieldBOOST APP ETF, GraniteShares YieldBOOST CRCL ETF, GraniteShares YieldBOOST CRWV ETF, GraniteShares YieldBOOST CRWD ETF, GraniteShares YieldBOOST LLY ETF, GraniteShares YieldBOOST INTC ETF, GraniteShares YieldBOOST NBIS ETF, GraniteShares YieldBOOST NVO ETF, GraniteShares YieldBOOST OKLO ETF, GraniteShares YieldBOOST ORCL ETF, GraniteShares YieldBOOST PANW ETF, GraniteShares YieldBOOST QUBT ETF, GraniteShares YieldBOOST RDDT ETF, GraniteShares YieldBOOST RBLX ETF, GraniteShares YieldBOOST SMR ETF, GraniteShares YieldBOOST SOUN ETF, GraniteShares YieldBOOST TEM ETF, GraniteShares YieldBOOST DJT ETF, GraniteShares YieldBOOST UNH ETF, GraniteShares YieldBOOST UPST ETF, GraniteShares YieldBOOST XYZ ETF, and GraniteShares YieldBOOST Ether ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 15, 2025